                         RIDER TO MULTIFAMILY INSTRUMENT
                (FOR USE WITH EXCEPTIONS TO NON-RECOURSE GUARANTY)
                           MEADOWS AT ANDERSON MILL

     THIS RIDER TO MULTIFAMILY INSTRUMENT (the "Rider") is made as of this 2nd day of December 1996, and is incorporated into and shall be deemed to amend and supplement the Multifamily Mortgage, Deed of Trust or Deed to Secure Debt of the same date (the "Instrument"), given by the undersigned Meadows Limited Partnership an Illinois limited partnership (the "Borrower"), to secure Borrower's Multifamily Note of the same date (the "Note") to GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation, 650 Dresher Road, Horsham, Pennsylvania 19044-8015, and its successors, assigns and transferees (the "Lender"), covering the property described in the Instrument and defined therein as the "Property," located at:

                         10507 MELLOW MEADOWS, Austin, Texas
                                 [Property Address]

     The Property is located entirely within the state of Texas (the "Property Jurisdiction").

     The term "Loan Documents" when used in this Rider shall mean, collectively, the following documents: (i) the Instrument, as modified by this Rider and any other riders to the Instrument given by Borrower to Lender and covering the Property; (ii) the Note, and (iii) all other documents or agreements, including any Collateral Agreements (as defined below) or O&M Agreements (as defined below), arising under, related to, or made in connection with, the loan evidenced by the Note, as such Loan Documents may be amended from time to time. Any conflict between the provisions of the Instrument and the Rider shall be resolved in favor of the Rider.

     The covenants and agreements of this Rider, and the covenants and agreements of any other riders to the Instrument given by Borrower to Lender and covering the Property, shall be incorporated into and shall amend and supplement the covenants and agreements of the Instrument as if this Rider and the other riders were a part of the Instrument and all references to the Instrument in the Loan Documents shall mean the Instrument as so amended and supplemented.

     ADDITIONAL COVENANTS. In addition to the covenants and agreements made in the Instrument, Borrower and Lender further covenant and agree as follows:

A. FUNDS FOR TAXES, INSURANCE AND OTHER CHARGES

   Uniform Covenant 2 of the Instrument ("Funds for Taxes, Insurance and Other Charges") is amended to change the title to "Funds for Taxes, Insurance and Other Charges; Collateral Agreements." Existing Uniform Covenant 2 is amended to become Uniform Covenant 2A. The following new Uniform Covenant 2B is added at the end of Uniform Covenant 2A:

2B REPLACEMENT RESERVE AGREEMENT, COMPLETION/REPAIR AGREEMENT, ACHIEVEMENT
   AGREEMENT AND OTHER COLLATERAL AGREEMENTS

   (a) REPLACEMENT RESERVE AGREEMENT

    Borrower shall deposit with Lender the amounts required by the Replacement Reserve and Security Agreement (the "Replacement Reserve Agreement") between Borrower and Lender, dated the date of the Note, at the times required by the Replacement Reserve Agreement, and shall perform all other obligations as and when required pursuant to the Replacement Reserve Agreement.

   (b) COMPLETION/REPAIR AGREEMENT

   Borrower shall deposit with Lender the amount required by the Completion/Repair and Security Agreement (the "Completion/Repair Agreement") between Borrower and Lender (if any), dated the date of the Note, at the time required by the Completion/Repair Agreement, and shall perform all other obligations as and when required pursuant to the Completion/Repair Agreement.

   (c) ACHIEVEMENT AGREEMENT

   Borrower shall perform all of its obligations as and when required pursuant to the Achievement Agreement between Borrower and Lender (if any), dated the date of the Note.

   (d) COLLATERAL AGREEMENTS

   As used herein, the term "Collateral Agreement" shall mean any of the Replacement Reserve Agreement, the Completion/Repair Agreement, the Achievement Agreement and any similar agreement which has been entered into between Borrower and Lender in connection with the loan evidenced by the Note.

B. APPLICATION OF PAYMENTS

   Uniform Covenant 3 of the Instrument ("Application of Payments") is amended to add the following sentence at the end thereof:

   Notwithstanding the preceding sentence, (i) Lender shall be permitted to apply any partial payment received from Borrower in any manner determined by Lender and in any order of priority of application as determined by Lender, in Lender's sole discretion, and (ii) upon any breach of any covenant or agreement of Borrower in the Instrument, the Note or any other Loan Document, Lender shall be permitted to apply any funds held pursuant to



RIDER TO MULTIFAMILY INSTRUMENT WITH SEPARATE EXCEPTIONS TO NON-RECOURSE
GUARANTY

- Fannie Mae Uniform Instrument               FORM 4058 6/93 (PAGE 1 OF 8 PAGES)
any Collateral Agreement in any manner which is permitted pursuant to such Collateral Agreement and in any order of priority of application as determined by Lender, in Lender's sole discretion.

C. HAZARD INSURANCE; RESTORATION OF PROPERTY

   Uniform Covenant 5 of the Instrument ("Hazard Insurance") is amended to add the following sentence at the end thereof:

   Lender shall not exercise Lender's option to apply insurance proceeds to the payment of the sums secured by the Instrument if all of the following conditions are met: (i) Borrower is not in breach or default of any provision of the Instrument, the Note or any other Loan Document; (ii) Lender determines that there will be sufficient funds to restore and repair the Property to a condition approved by Lender; (iii) Lender determines that the rental income of the Property, after restoration and repair of the Property to a condition approved by Lender, will be sufficient to meet all operating costs and other expenses, payments for reserves and loan repayment obligations relating to the Property; and (iv) Lender determines that restoration and repair of the Property to a condition approved by Lender will be completed prior to the earlier of either (1) the maturity date of the Note or (2) within one year of the date of the loss or casualty to the Property.

D. ENVIRONMENTAL HAZARDS PROVISION

   In addition to Borrower's covenants and agreements under Uniform
Covenant 6 of the Instrument ("Preservation and Maintenance of Property; Leaseholds"), Borrower further covenants and agrees that Borrower shall not:

      (a) cause or permit the presence, use, generation, manufacture, production, processing, installation, release, discharge, storage (including aboveground and underground storage tanks for petroleum or petroleum products), treatment, handling, or disposal of any Hazardous Materials (as defined below) (excluding the safe and lawful use and storage of quantities of Hazardous Materials customarily used in the operation and maintenance of comparable multifamily properties or for normal household purposes) on or under the Property, or in any way affecting the Property or its value, or which may form the basis for any present or future demand, claim or liability relating to contamination, exposure, cleanup or other remediation of the Property or,

      (b) cause or permit the transportation to, from or across the Property of any Hazardous Material (excluding the safe and lawful use and storage of quantities of Hazardous Materials customarily used in the operation and maintenance of comparable multifamily properties or for normal household purposes); or permit,

      (c) cause or exacerbate any occurrence or condition on the Property that is or may be in violation of Hazardous Materials Law (as defined below).

(The matters described in (a), (b) and (c) above are referred to collectively below as "Prohibited Activities or Conditions.")

      Except with respect to any matters which have been disclosed in writing by Borrower to Lender prior to the date of the Instrument, or matters which have been disclosed in an environmental hazard assessment report of the Property received by Lender prior to the date of the Instrument, Borrower represents and warrants that it has not at any time caused or permitted any Prohibited Activities or Conditions and to the best of its knowledge, no Prohibited Activities or Conditions exist or have existed on or under the Property. Borrower shall take all appropriate steps (including but not limited to appropriate lease provisions) to prevent its employees, agents, and contractors, and all tenants and other occupants on the Property, from causing, permitting or exacerbating any Prohibited Activities or Conditions. Borrower shall not lease or allow the sublease of all or any portion of the Property for non-residential use to any tenant or subtenant that, in the ordinary course of its business, would cause, permit or exacerbate any Prohibited Activities or Conditions, and all non-residential leases and subleases shall provide that tenants and sub-tenants shall not cause, permit or exacerbate any Prohibited Activities or Conditions.

      If any Prohibited Activities or Conditions exist on the Property(1), Borrower shall comply in a timely manner with, and cause all employees, agents, and contractors of Borrower and any other persons present on the Property to so comply with, (1) any program of operations and maintenance ("O&M Program") relating to the Property that is acceptable to Lender with respect to one or more Hazardous Materials (which O&M Program may be set forth in an agreement of Borrower (an "O&M Agreement")) and all other obligations set forth in any O&M Agreement(2), and (2) all Hazardous Materials Laws. Any O&M Program shall be performed by qualified personnel. All costs and expenses of the O&M Program shall be paid by Borrower, including without limitation Lender's fees and costs incurred in connection with the monitoring and review of the O&M Program and Borrower's performance thereunder. If Borrower fails to timely commence or diligently continue and complete the O&M Program and comply with any O&M Agreement, then Lender may, at Lender's option, declare all of the sums secured by the Instrument to be immediately due and payable, and Lender may invoke any remedies permitted by paragraph 27 of the Instrument. Without limiting the foregoing, Borrower shall take prompt remedial action in the event of the discovery of any Prohibited Activities or Conditions and obtain Lender's prior written(3)

      Borrower represents that Borrower has not received, and has no knowledge of the issuance of, any claim, citation or notice of any pending or threatened suits, proceedings, orders, or governmental inquiries or opinions involving the Property that allege the violation of any Hazardous Materials Law ("Governmental Actions").

      Borrower shall promptly notify Lender in writing of: (i) the occurrence of any Prohibited Activity or Condition on the Property; (ii) Borrower's actual knowledge of the presence on or under any adjoining property of any Hazardous Materials which can reasonably be expected to have a material adverse impact on the Property or the value of the Property, discovery of any occurrence or condition on the Property or any adjoining real property that could cause any restrictions on the ownership, occupancy, transferability or use of the Property under Hazardous Materials
-------------

1 or if Lender shall require the same in accordance with reasonable commercial practices
2 or other remedial action requested by Lender
3 approval of any such remedial action.


                                           FORM 4058    6/93 (PAGE 2 OF 8 PAGES)

Law. Borrower shall cooperate with any governmental inquiry, and shall comply with any governmental or judicial order which arises from any alleged Prohibited Activities or Conditions; (iii) any Governmental Action: and
(iv) any claim made or threatened by any third party against Borrower, Lender, or the Property relating to loss or injury resulting from any Hazardous Materials. Any such notice by Borrower shall not relieve Borrower of, or result in a waiver of any obligation of Borrower under this paragraph D.

      Borrower shall pay promptly the costs of any environmental audits, studies or investigations (including but not limited to advice of legal counsel) and the removal of any Hazardous Materials from the Property required by Lender as a condition of its consent to any sale or transfer under paragraph 19 of the Instrument of all or any part of the Property or any transfer occurring upon a foreclosure or a deed in lieu of foreclosure or any interest therein, or required by Lender following a reasonable determination by Lender that there may be Prohibited Activities or Conditions on or under the Property. Borrower authorizes Lender and its employees, agents and, contractors to enter onto the Property for the purpose of conducting such environmental audits, studies and investigations. Any such costs and expenses incurred by Lender (including but not limited to fees and expenses of attorneys and consultants, whether incurred in connection with any judicial or administrative process or otherwise) which Borrower fails to pay promptly shall become immediately due and payable and shall become additional indebtedness secured by the Instrument pursuant to Uniform Covenant 8 of the Instrument.

      Borrower shall hold harmless, defend and indemnify Lender and its officers, directors, trustees, employees, and agents from and against all proceedings (including but not limited to Government Actions), claims, damages, penalties, costs and expenses (including without limitation fees and expenses of attorneys and expert witnesses, investigatory fees, and cleanup and remediation expenses, whether or not incurred within the context of the judicial process), arising directly or indirectly from (i) any breach of any representation, warranty, or obligation of Borrower contained in this paragraph D or (ii) the presence or alleged presence of Hazardous Materials on or under the Property.

      The term "Hazardous Materials," for purposes of this paragraph D, includes petroleum and petroleum products, flammable explosives, radioactive materials (excluding radioactive materials in smoke detectors), polychlorinated biphenyls, lead, asbestos in any form that is or could become friable, hazardous waste, toxic or hazardous substances or other related materials whether in the form of a chemical, element, compound, solution, mixture or otherwise including, but not limited to, those materials defined as "hazardous substances," "extremely hazardous substances," "hazardous chemicals," "hazardous materials," "toxic substances," "solid waste," "toxic chemicals," "air pollutants," "toxic pollutants," "hazardous wastes," "extremely hazardous waste," or "restricted hazardous waste" by Hazardous Materials Law or regulated by Hazardous Materials Law in any manner whatsoever.

      The term "Hazardous Materials Law," for the purposes of this paragraph D, means all federal, state, and local laws, ordinances and regulations and standards, rules, policies and other binding governmental requirements and any court judgments applicable to Borrower or to the Property relating to industrial hygiene or to environmental or unsafe conditions or to human health including, but not limited to, those relating to the generation, manufacture, storage, handling, transportation, disposal, release, emission or discharge of Hazardous Materials, those in connection with the construction, fuel supply, power generation and transmission, waste disposal or any other operations or processes relating to the Property, and those relating to the atmosphere, soil, surface and ground water, wetlands, stream sediments and vegetation on, under, in or about the Property.

      The representations, warranties, covenants, agreements, indemnities and undertakings of Borrower contained in this paragraph D shall be in addition to any and all other obligations and liabilities that Borrower may have to Lender under applicable law.

      The representations, warranties, covenants, agreements, indemnities and undertakings of Borrower contained in this paragraph D shall continue and survive notwithstanding the satisfaction, discharge, release, assignment, termination, subordination or cancellation of the Instrument or the payment in full of the principal of and interest on the Note and all other sums payable under the Loan Documents or the foreclosure of the Instrument or the tender or delivery of a deed in lieu of foreclosure or the release of any portion of the Property from the lien of the Instrument, except with respect to any Prohibited Activities or Conditions or violation of any of the Hazardous Materials Laws which first commences and occurs after the satisfaction, discharge, release, assignment, termination or cancellation of the Instrument following the payment in full of the principal of and interest on the Note and all other sums payable under the Loan Documents or which first commences or occurs after the actual dispossession from the entire Property of the Borrower and all entities which control, are controlled by, or are under common control with the Borrower (each of the foregoing persons or entities is hereinafter referred to as a "Responsible Party") following foreclosure of the Instrument or acquisition of the Property by a deed in lieu of foreclosure. Nothing in the foregoing sentence shall relieve the Borrower from any liability with respect to any Prohibited Activities or Conditions or violation of Hazardous Materials Laws where such Prohibited Activities or Conditions or violation of Hazardous Materials Laws commences or occurs, or is present as a result of, any act or omission by any Responsible Party or by any person or entity acting on behalf of a Responsible Party.

E.  BOOKS, RECORDS AND FINANCIAL INFORMATION

    Uniform Covenant 10 of the Instrument ("Books and Records") is amended to read as follows:

    Borrower shall keep and maintain at all times and upon Lender's request, Borrower shall make available at the Property address, complete and accurate books of accounts and records in sufficient detail to correctly reflect the results of the operation of the Property and copies of all written contracts, leases and other instruments which affect the Property (including but net limited to all bills, invoices and contracts for electrical service, gas service, water and

                                              FORM 4058 6/93 (PAGE 3 OF 8 PAGES)
water and sewer service, waste management service, telephone service and management services). These books, records, contracts, leases and other instruments shall be subject to examination and inspection at any reasonable time by Lender. Borrower shall furnish to Lender the following: and (iv) promptly upon Borrower's receipt, copies of any complaint filed against the Borrower or the Property management alleging any violation of fair housing law, handicap access or the Americans with Disabilities Act and any final administrative or judicial dispositions of such complaints. If Borrower shall fail to timely provide the financial statements required by clause (i) above, Lender shall have the right to have the Borrower's books and records audited in order to obtain such financial statements, and any such costs and expenses incurred by Lender which Borrower fails to pay promptly shall become immediately due and payable and shall become additional indebtedness secured by the Instrument pursuant to paragraph 8 of the Instrument.

F. TRANSFERS OF THE PROPERTY OR SIGNIFICANT INTERESTS IN BORROWER; TRANSFER
   FEES

   Uniform Covenant 19 of the Instrument ("Transfers of the Property or Beneficial Interests in Borrower, Assumption") is amended to read as set forth below:

TRANSFERS OF THE PROPERTY OR SIGNIFICANT INTERESTS IN BORROWER; TRANSFER FEES

   (a) DEFINITIONS

   For purposes of the Instrument (and the Rider), the following terms have the respective meanings set forth below:

       (1) The term "Key Principal" means the entities who execute(s) the Exceptions to Non-Recourse Guaranty to Lender dated as of the date of the Note and any persons or entities who subsequently execute an Exceptions to Non-Recourse Guaranty to Lender in connection with the Note.

       (2) The term "Transfer" means a sale, assignment, transfer or other disposition (whether voluntary or by operation of law) of, or the granting or creating of a lien, encumbrance or security interest in, the Property or in ownership interests, and the issuance or other creation of ownership interests in an entity and the reconstitution of one type of entity to another type of entity.

       (3) A "Significant Interest" in any entity shall mean the following:

           (i)   if the entity is a general partnership or a joint venture,
                 (A) any partnership interest in the general partnership, or
                 (B) any interest of a joint venturer in a joint venture;

           (ii) if the entity is a limited partnership, (A) any limited partnership interest in the entity or (B) any general partnership interest in the entity;

           (iii) if the entity is a limited liability company, any membership interest;

           (iv) if the entity is a corporation, any voting stock in the corporation; or

           (v) if the entity is a trust, any beneficial interest in such trust

      (b) ACCELERATION OF THE LOAN UPON TRANSFERS OF THE PROPERTY OR SIGNIFICANT INTERESTS

      Lender may, at Lender's option, declare all sums secured by the Instrument immediately due and payable and Lender may invoke any remedies permitted by paragraph 27 of the Instrument if, without the Lender's prior written consent, any of the following shall occur.

          (1) a Transfer of all or any part of the Property or any interest in the Property;

          (2) a Transfer of any Significant Interest in Borrower;

          (3) a Transfer of any Significant Interest in a corporation, partnership, limited liability company, joint venture, or trust which owns a Significant Interest in the Borrower;

          (4) if the Borrower is a trust, or if any trust owns a Significant Interest in the Borrower, the addition, deletion or substitution of a trustee of such trust, which addition, deletion or substitution has not been approved by Lender; or


1  SEE SUPPLEMENTAL RIDER TO MULTIFAMILY INSTRUMENT.             FORM 4058 6/93
                                                             (PAGE 4 OF 8 PAGES)

          (5) a Transfer of all or any part of any Key Principal's ownership interest (other than limited partnership interests) in the general partner or limited partner of the Borrower, or in any other entity which owns, directly or indirectly, through one or more intermediate entities, an ownership interest in the Borrower.

      (d) NO ACCELERATION OF THE LOAN FOR TRANSFERS CAUSED BY CERTAIN EVENTS

      Notwithstanding the foregoing provisions of this covenant, Lender shall not be entitled to declare sums secured by the Instrument immediately due and payable or to invoke any remedy permitted by paragraph 27 of the Instrument solely upon the occurrence of any of the following:

          (1) A Transfer that occurs by inheritance, devise, or bequest or by operation of law upon the death of a natural person who is an owner of the Property or the owner of a direct or indirect ownership interest in the Borrower.

          (2) The grant of a leasehold interest in individual dwelling units for a term of two years or less and leases for commercial uses as long as commercial leases do not exceed 20 percent of the rentable space of the Property (measured as required by Lender) and provided that all such leasehold interests do not contain an option to purchase the Property.

          (3) A sale or other disposition of obsolete or worn out personal property which is contemporaneously replaced by comparable personal property of equal or greater value which is free and clear of liens, encumbrances and security interests other than those created by the Loan Documents.

          (4) The creation of a mechanic's or materialmen's lien or judgment lien against the Property which is released of record or otherwise remedied to Lender's satisfaction, within 30 days of the date of creation.

          (5) The grant of an easement, if prior to the granting of the easement the Borrower causes to be submitted to Lender all information required by Lender to evaluate the easement, and if Lender determines that the easement will not materially affect the operation of the Property or Lender's interest in the Property and Borrower pays to Lender, on demand, all cost and expenses incurred by Lender in connection with reviewing Borrower's request.

G. NOTICE

   Uniform Covenant 20 of the Instrument ("Notice") is amended to read as follows:

   Each notice, demand, consent, or other approval (collectively, "notices" and singly, "notice") given under the Note, the Instrument, and any other Loan Document, shall be in writing to the other party, and if to Borrower, at its address set forth below Borrower's signature on the Instrument, and if to Lender at its address set forth at the beginning of the Rider, or at such other address as such party may designate by notice to the other party and shall be deemed given (a) three (3) Business Days after mailing, by certified or registered U.S. mail, return receipt requested,


                                        FORM 4058       6/93 (PAGE 5 OF 8 PAGES)
postage prepaid, (b) one (1) Business Day after delivery, fee prepaid, to a national overnight delivery service, or (c) when delivered, if personally delivered with proof of delivery thereof.

   Borrower and Lender each agrees that it will not refuse or reject delivery of any notice given hereunder, that it will acknowledge, in writing, the receipt of the same upon request by the other party and that any notice rejected or refused by it shall be deemed for all purposes of this Agreement to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service or the courier service. As used in the Instrument, the term "Business Day" means any day other than a Saturday, a Sunday or any other day on which Lender is not open for business.

   Lender shall not be required to deliver notice to Key Principal in connection with any notice given to Borrower. However, if Lender shall deliver notice to Key Principal, such notice shall be given in the manner provided in this Uniform Covenant 20, at Key Principal's address set forth at the foot of the Rider.

I. ACCELERATION; REMEDIES

   Covenant 27 of the Instrument ("Acceleration: Remedies") is amended to add the following at the end of the first paragraph:

   Upon the breach of any covenant or agreement by Borrower in the Instrument, (including, but not limited to, the covenants to pay when due sums secured by the Instrument) or any other Loan Document, Lender, at Lender's option may, in addition to any remedies specified in this covenant, invoke any other remedies provided in any Collateral Agreement.

   If Borrower is in default under any promissory note (other than the Note) evidencing a loan (the "Subordinate Loan") secured by a security instrument (other than the Instrument) covering all or any portion of the Property (the "Subordinate Instrument") or under any Subordinate Instrument or other loan document executed in connection with the Subordinate Loan, (and whether or not the Borrower has obtained the prior approval of Lender to the placement of such Subordinate Instrument on the Property) which default remains uncured after any applicable cure period, Borrower also then will be in default under the Note and the Instrument. In that event, the entire unpaid principal balance of the Note, accrued interest and any other sums due Lender secured by the Instrument then will become due and payable, at Lender's option. If Lender exercises this option to accelerate, Lender will do so in accordance with the provisions of the Note and the Instrument, and the Lender may invoke any and all remedies permitted by applicable law, the Note, the Instrument, or any of the other Loan Documents.

J. SINGLE ASSET BORROWER

   Until the debt evidenced by the Note is paid in full, Borrower shall not
(1) acquire any real or personal property other than the Property and assets (such as accounts) related to the operation and maintenance of the Property, or (2) operate any business other than the management and operation of the Property.

K. NON-RECOURSE LIABILITY

   Subject to the provisions of paragraph L and notwithstanding any other provision in the Note or Instrument, the personal liability of Borrower, any general partner of Borrower (if Borrower is a partnership), and any Key Principal to pay the principal of and interest on the debt evidenced by the Note and any other agreement evidencing Borrower's obligations under the Note and the Instrument shall be limited to (1) the real and personal property described as the "Property" in the Instrument, (2) the personal property described in and pledged under any

                                          FORM 4058    6/93 (PAGE 6 OF 8 PAGES)

Collateral Agreement executed in connection with the loan evidenced by the Note, (3) the rents, profits, issues, products and income of the Property received or collected by or on behalf of Borrower (the "Rents and profits") to the extent such receipts are necessary, first, to pay the reasonable expenses of operating, managing, maintaining and repairing the Property, including but not limited to real estate taxes, utilities, assessments, insurance premiums, repairs, replacements and ground rents, if any (the "Operating Expenses") then due and payable as of the time of receipt of such Rents and Profits, and then, to pay the principal and interest due under the Note, and any other sums due under the Instrument or any other Loan Document (including but not limited to deposits or reserves due under any Collateral Agreement), except to the extent that Borrower did not have the legal right, because of a bankruptcy, receivership or similar judicial proceeding, to direct the disbursement of such sums.

   Except as provided in paragraph L, Lender shall not seek (a) any judgment for a deficiency against Borrower, any general partner of Borrower (if Borrower is a partnership) or any Key Principal or Borrower's or any such general partner's or Key Principal's heirs, legal representatives, successors or assigns, in any action to enforce any right or remedy under the Instrument, or (b) any judgment on the Note except as may be necessary in any action brought under the Instrument to enforce the lien against the Property or to exercise any remedies under any Collateral Agreement.

L. EXCEPTIONS TO NON-RECOURSE LIABILITY

   If, without obtaining Lender's prior written consent, (i) a Transfer shall occur which, pursuant to Uniform Covenant 19 of the Instrument, gives Lender the right, at its option, to declare all sums secured by the Instrument immediately due and payable, (ii) Borrower shall encumber the Property with the lien of any Subordinate Instrument in connection with any financing by Borrower, or (iii) Borrower shall violate the single asset covenant in paragraph J of the Rider, any of such events shall constitute a default by Borrower under the Note, the Instrument and the other Loan Documents and if such event shall continue for 30 days, paragraph K shall not apply from and after the date which is 30 days after such event and the Borrower, any general partner of Borrower (if Borrower is a partnership) and Key Principal (each individually on a joint and several basis if more than one) shall be personally liable on a joint and several basis for full recourse liability under the Note and the other Loan Documents.

   Notwithstanding paragraph K, Borrower, any general partner of Borrower (if Borrower is a partnership) and Key Principal (each individually on a joint and several basis if more than one), shall be personally liable on a joint and several basis, in the amount of any loss, damage or cost (including but not limited to attorneys' fees) resulting from (A) fraud or material misrepresentation by Borrower or Borrower's agents or employees or any Key Principal or general partner of Borrower in connection with obtaining the loan evidenced by the Note, or in complying with any of Borrower's obligations under the Loan Documents, (B) insurance proceeds, condemnation awards, security deposits from tenants and other sums or payments received by or on behalf of Borrower in its capacity as owner of the Property and not applied in accordance with the provisions of the Instrument (except to the extent that Borrower did not have the legal right, because of a bankruptcy, receivership or similar judicial proceeding, to direct disbursement of such sums or payments), (C) all Rents and Profits (except to the extent that Borrower did not have the legal right, because of a bankruptcy, receivership or similar judicial proceeding, to direct the disbursement of such sums), and not applied, first, to the payment of the reasonable Operating Expenses as such Operating Expenses become due and payable, and then, to the payment of principal and interest then due and payable under the Note and all other sums due under the Instrument and all other Loan Documents (including but not limited to deposits or reserves payable under any Collateral Agreement), (D) Borrower's failure to pay transfer fees and charges due under paragraph 19(c) of the Instrument, or (E) Borrower's failure following a default under any of the Loan Documents to deliver to Lender on demand all Rents and Profits, and security deposits (except to the extent that Borrower did not have the legal right because of a bankruptcy, receivership or similar judicial proceeding to direct disbursement of such sums), books and records relating to the Property, or (F) or relating Hazardous Materials*

   No provision of paragraphs K or L shall (i) affect any guaranty or similar agreement executed in connection with the debt evidenced by the Note,
(ii) release or reduce the debt evidenced by the Note, (iii) impair the right of Lender to enforce the provisions of paragraph D of the Rider, (iv) impair the lien of the Instrument or (v) impair the right of Lender to enforce the provisions of any Collateral Agreement.

M. WAIVER OF JURY TRIAL

   Borrower and Key Principal (each for himself if more that one)
(i) covenant and agree not to elect a trial by jury with respect to any issue arising under any of the Loan Documents triable by a jury and (ii) waive any right to trial by jury to the extent that any such right shall now or hereafter exist. This waiver of right to trial by jury is separately given, knowingly and voluntarily with the benefit of competent legal counsel by the Borrower and Key Principal, and this waiver is intended to encompass individually each instance and each issue as to which the right to a jury trial would otherwise accrue. Further, Borrower and Key Principal hereby certify that no representative or agent of the Lender (including, but not limited to, the Lender's counsel) has represented, expressly or otherwise, to Borrower or Key Principal that Lender will not seek to enforce the provisions of this paragraph M.

* or compliance with Hazardous Materials Laws to the full extent of any losses or damages (including those resulting from diminution in value of the Property) incurred by Lender as a result of the existence of such Hazardous Materials or failure to comply with Hazardous Materials Laws or the obligations of Borrower hereunder relating thereto.

                                         FORM 4058     6/93 (PAGE 7 OF 8 PAGES)

     BY SIGNING BELOW, Borrower accepts and agrees to the covenants and agreements contained in this Rider.

                                   Borrower:




                                       MEADOWS LIMITED PARTNERSHIP, an
                                       Illinois limited partnership

                                       By: AIMCO LT, L.P., a Delaware limited
                                           partnership, its general partner

                                           By: AIMCO HOLDINGS, L.P., a Delaware
                                               limited partnership, its general
                                               partner

                                               By: AIMCO HOLDINGS QRS, INC., a
                                                   Delaware corporation, its
                                                   general partner

                                               By: /s/ H. Alcock
                                                   ---------------------------

                                               Name:  Harry Alcock
                                                     -------------------------

                                               Title:     VP
                                                      -------------------------


                                              FORM 4058 6/93 (PAGE 8 OF 8 PAGES)